Exhibit 99.1

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports 2021 Financial Results and Quarterly Dividend of $0.12 Per share

Easton, Maryland (2/14/2022) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company”) reported net income of $2.723 million or $0.16 per diluted common share for the fourth quarter of 2021, compared to net income of $4.617 million or $0.39 per diluted common share for the third quarter of 2021, and net income of $3.886 million or $0.32 per diluted common share for the fourth quarter of 2020. Net income, excluding merger related expenses for the fourth quarter of 2021 was $7.914 million or $0.46 per diluted common share. Net income for the fiscal year of 2021 was $15.368 million or $1.17 per diluted common share, compared to net income for the fiscal year of 2020 of $15.730 million or $1.27 per diluted common share. On October 31, 2021, the Company acquired Severn Bancorp, Inc. (“Severn”). Net income, excluding merger related expenses for 2021 was $21.237 million or $1.62 per diluted common share. For the fourth quarter and the fiscal year of 2021, the Company recorded $7.6 million and $8.5 million, respectively, in merger-related expenses.

When comparing net income for the fourth quarter of 2021 to the third quarter of 2021, net income decreased $1.9 million, the direct result of $7.6 million in merger related expenses in the fourth quarter of 2021. The Company reported increases in net interest income and noninterest income of $5.1 million and $2.2 million, respectively, coupled with a reversal of provision for credit losses for a decrease of $2.0 million. These improvements were partially offset by an increase in noninterest expense of $4.5 million, excluding merger-related expenses. When comparing net income for the fourth quarter of 2021 to the fourth quarter of 2020, net income decreased $1.1 million, due to merger related expenses of $7.6 million. The Company reported increases in net interest income and noninterest income of $6.9 million and $2.1 million, respectively, coupled with a reversal of provision for credit losses for a decrease of $2.8 million, partially offset by an increase in noninterest expense of $5.3 million, excluding merger related expenses.

“We are pleased to announce our fourth quarter earnings and fiscal year 2021 results.” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer. “Our acquisition of Severn Bank continues to be a high priority as the process continues from the legal merger date of November 1, 2021, through the core processing conversion date of February 19, 2022. The integration has been well received and we are thrilled to have their outstanding team join us as we expand our footprint and strive to create value for our shareholders. In 2021, we experienced significant growth in both loans and deposits. Excess liquidity continues to put pressure on our margin, but that liquidity is well positioned to profit from the expected interest rate hikes in 2022.”

Balance Sheet Review

Total assets were $3.460 billion at December 31, 2021, a $1.5 billion, or 79.0%, increase when compared to $1.933 billion at the end of 2020. The merger with Severn, added approximately $1.1 billion to total assets as of October 31, 2021. Excluding these acquired assets, total assets increased $384.7 million, or 19.9% when compared to the end of 2020. Of this growth the Company experienced increases in investment securities held to maturity of $214.6 million, interest-bearing deposits with other banks of $98.6 million, loans of $80.3 million and loans held for sale of $26.8 million, partially offset by a decrease in investment securities available for sale of $43.6 million.

Total deposits increased $1.326 billion, or 77.9%, when compared to December 31, 2020. The merger with Severn, added approximately $955.3 million to total deposits as of October 31, 2021. Excluding these deposits, total deposits increased $370.2 million, or 21.8%, when compared to the end of 2020. The significant movement within deposit accounts, excluding the deposits acquired from Severn, continues to be impacted by new account openings and municipal deposit inflows.

Total stockholders’ equity increased $155.7 million, or 79.8%, when compared to December 31, 2020, primarily due to the acquisition of Severn. At December 31, 2021, the ratio of total equity to total assets was 10.13% and the ratio of total tangible equity to total tangible assets was 8.25%.

Review of Quarterly Financial Results

Net interest income was $20.6 million for the fourth quarter of 2021, compared to $15.6 million for the third quarter of 2021 and $13.8 million for the fourth quarter of 2020. The increase in net interest income when compared to the third quarter of 2021 was primarily due to increases in interest and fees on loans of $5.1 million, interest on taxable investment securities of $345 thousand and interest on deposits with other banks of $72 thousand, partially offset by increases in expense on interest-bearing deposits of $323 thousand and borrowings of $123 thousand. The improvement in interest and fees on loans was due to an increase in the average balance of loans of $399.8 million, or 26.9%, combined with accretion income of approximately $628 thousand from the acquired Severn loans, which increased the average yield on loans for the quarter. The acquisition of loans from Severn had the most significant impact on the higher interest and fees on loans, but it was also complemented by significant organic loan growth of $39.7 million and forgiveness on PPP loans during the fourth quarter of 2021. The increase in interest on taxable investment securities was also primarily impacted by the acquisition of Severn with the addition of continued purchases of held to maturity securities during the fourth quarter of 2021, due to an excess liquidity position. The increase in interest expense on interest-bearing deposits was primarily due to higher rates paid on money market and savings deposits acquired from Severn, resulting in an increase of 10bps in the average rate paid on these deposits. The addition of a long-term advance from the Federal Home Loan Bank (“FHLB”) and subordinated debt, acquired from Severn, resulted in $150 thousand of additional borrowing expense. The long-term advances from the FHLB, will mature in October of 2022 and management will keep the subordinated debt on the balance sheet due to its addition to capital. The increase in net interest income when comparing the fourth quarter of 2021 to the fourth quarter of 2020, was primarily due to increases in interest and fees on loans of $6.0 million, interest on taxable investment securities of $754 thousand and interest on deposits with other banks of $125 thousand, coupled with a decrease in interest expense on interest-bearing deposits of $81 thousand. These improvements to net interest income were partially offset by the addition of long-term advances from the FHLB and subordinated debt acquired from Severn, which were the primary cause of additional borrowing expense of $108 thousand.

The Company’s net interest margin decreased to 2.87% for the fourth quarter of 2021 from 2.99% for the third quarter of 2021 and decreased from 3.08% for the fourth quarter of 2020. The decrease in net interest margin in the fourth quarter of 2021 when compared to the third quarter of 2021 and the fourth quarter of 2020, was primarily due to excess liquidity, which has been partially invested in lower yielding taxable investment securities. In addition, the acquired borrowings from Severn attributed to the decline in margin when compared to the third quarter of 2021 and the fourth quarter of 2020. Rates paid on interest-bearing deposits in the fourth quarter of 2021 compared to the third quarter of 2021, increased by 2bps, whereas the rates paid compared to the fourth quarter of 2020, declined 18bps. Absent excess liquidity of $400 million, we estimate our margin for the fourth quarter of 2021 would have been 3.34%.

The provision for credit losses was $(1.7) million for the three months ended December 31, 2021. The comparable amounts were $290 thousand and $1.1 million for the three months ended September 30, 2021 and December 31, 2020, respectively. The reversal of provision expense in the fourth quarter of 2021 was related to reduced pandemic related qualitative factors associated with anticipated losses that failed to materialize in 2021. The ratio of the allowance for credit losses to period-end loans, excluding PPP loans and acquired loans, was 0.96% at December 31, 2021, compared to 1.10% at September 30, 2021 and 1.09% at December 31, 2020. The decreased percentage of the allowance to total loans, excluding PPP loans and acquired loans, as compared to September 30, 2021, was due to reduced pandemic qualitative factors previously mentioned. The decreased percentage of the allowance to total loans, excluding PPP loans and acquired loans, as compared to December 31, 2020, was primarily due to improved credit quality and pandemic related allocations prior to the end of 2020, which as mentioned, were significantly reduced during the fourth quarter of 2021. The Company reported net recoveries of $142 thousand in the fourth quarter of 2021, compared to net recoveries of $147 thousand in the third quarter of 2021 and net recoveries of $61 thousand for the fourth quarter of 2020.

At December 31, 2021 and September 30, 2021, nonperforming assets were $3.8 million and $4.4 million, respectively. The balance of nonperforming assets decreased primarily due to a decrease in nonaccrual loans of $671 thousand, or 19.4%. Accruing troubled debt restructurings (“TDRs”) decreased $83 thousand, or 1.4%. Other real estate owned properties increased to $532 thousand for December 31, 2021, from $203 thousand at September 30, 2021, also attributable to the acquisition of Severn. When comparing December 31, 2021, to December 31, 2020, nonperforming assets decreased $2.4 million, or 38.9%, primarily due to decreases in nonaccrual loans of $2.7 million, or 48.9% and loans 90 days past due and still accruing of $296 thousand, or 36.8%. Accruing TDRs decreased $1.3 million, or 19.0%, and other real estate owned increased $532 thousand, over the same time period. The ratio of nonperforming assets and accruing TDRs to total assets was 0.27%, 0.44% and 0.68% at December 31, 2021, September 30, 2021 and December 31, 2020, respectively. In addition, the ratio of accruing TDRs to total loans at December 31, 2021 was 0.27%, compared to 0.38% at September 30, 2021 and 0.48% at December 31, 2020.

Total noninterest income for the fourth quarter of 2021 increased $2.2 million, or 76.3%, when compared to the third quarter of 2021 and increased $2.1 million, or 68.3%, when compared to the fourth quarter of 2020. The increase compared to the third quarter of 2021 and the fourth quarter of 2020 was primarily due to the addition of revenue from the recently acquired mortgage division and Mid-Maryland Title, Co. (“Mid-MD”) of Severn. The mortgage division added $948 thousand and Mid-MD attributed $247 thousand in the fourth quarter of 2021. Service charges on deposit accounts increased $429 thousand when compared to the third quarter of 2021 and $452 thousand when compared to the fourth quarter of 2020. In addition, rental income on premises acquired from Severn, added an additional $237 thousand when compared to the third quarter of 2021 and $242 thousand when compared to the fourth quarter of 2020.

Total noninterest expense, excluding merger related expenses, for the fourth quarter of 2021 increased $4.5 million, or 39.4%, when compared to the third quarter of 2021 and increased $5.3 million, or 50.5%, when compared to the fourth quarter of 2020. The increase in noninterest expense when compared to the third quarter of 2021 and the fourth quarter of 2020, was primarily due to increases in salaries and wages, employee related benefits, occupancy expense, data processing, amortization of intangible assets and FDIC insurance premium expense, which were all significantly impacted by adding Severn and its operations in the fourth quarter of 2021.

Review of 2021 Financial Results

Net interest income for 2021 was $64.1 million, an increase of $11.5 million, or 21.9% when compared to 2020. The increase was primarily due to higher interest income and fees on loans of $8.4 million and taxable investment securities of $2.0 million. Total interest expense decreased $1.0 million, due to the average rates paid on interest-bearing deposits which declined by 30bps, partially offset by the addition of subordinated debt in the third quarter of 2020 and the acquisition of subordinated debt from Severn. The Company’s net interest margin decreased to 2.94% for 2021, compared to 3.27% for 2020. The primary factor impacting the net interest margin was the average yield on earnings assets which declined 50bps. Although the average yield on loans only increased 1bp, the average yield on investment in taxable securities declined 64bps, while the average yield on interest-bearing deposits with other banks declined 12bps. The Company had excess liquidity before adding $955.3 million in deposits in connection with the acquisition of Severn on October 31, 2021. Management believes that the excess liquidity is a temporary issue but will benefit from anticipated interest rate increases from the Federal Reserve in the near-term while continuing to seek alternative investments with favorable yields.

The provision for credit losses for 2021 and 2020 was $(358) thousand and $3.9 million, respectively, while net recoveries were $414 thousand and net charge offs were $519 thousand, respectively. The reversal in provision for credit losses was the result of recoveries in 2021 compared to charge-offs in 2020 and the alleviation of qualitative factors established in 2020 related to the pandemic. The ratio of allowance to total loans, excluding PPP loans and acquired loans, decreased from 1.09% at December 31, 2020, to 0.96% at December 31, 2021. The primary drivers for the decrease in the percentage of allowance for credit losses to total loans were improved credit quality and the reduced impact of qualitative factors related to the pandemic. Management will continue to evaluate the adequacy of the allowance for credit losses as changes within the Company’s portfolio are known.

Total noninterest income for 2021 increased $2.7 million, or 25.6%, when compared to the same period in 2020. The increase in noninterest income primarily consisted of the addition of the mortgage division and Mid-MD title from Severn. As previously stated, the mortgage division added $948 thousand and Mid-MD attributed $247 thousand in 2021. In addition, the increase in noninterest income in 2021 included increases in debit card interchange fees of $958 thousand, service charges on deposit accounts of $557 thousand and trust and investment fee income of $323 thousand, partially offset by a decrease in the gains on sale of investment securities of $345 thousand.

Total noninterest expense for 2021, excluding merger related expenses, increased $9.9 million, or 25.7%, when compared to the same period in 2020. The increase was mainly the result of increases in salaries and wages, employee related benefits, occupancy expense, data processing, amortization of intangible assets and FDIC insurance premium expense, which were all significantly impacted by adding Severn and its operations in the fourth quarter of 2021. In addition, as previously mentioned, during 2021, the Company recorded merger-related expenses of $8.5 million due to the acquisition of Severn.

Small Business Administration’s Paycheck Protection Program (“PPP”) and COVID related deferrals

As of December 31, 2021, the Company had 227 PPP loans totaling $27.6 million that were outstanding, inclusive of loans issued pre-merger and those acquired from Severn. The Company had no COVID related loan deferrals.

Shore Bancshares, Inc. Reports Quarterly Dividend of $0.12 Per Share

The Company announced that the Board of Directors has declared a quarterly common stock dividend in the amount of $0.12 per share, payable March 7, 2022, to stockholders of record on February 24, 2022.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Executive Vice President and Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2021	2020	Change		2021	2020	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$20,639	$13,765	49.9%		$64,130	$52,597	21.9%
Provision for credit losses	(1,723)	1,050	(264.1)		(358)	3,900	(109.2)
Noninterest income	5,129	3,047	68.3		13,498	10,749	25.6
Noninterest expense	23,497	10,556	122.6		56,806	38,399	47.9
Income before income taxes	3,994	5,206	(23.3)		21,180	21,047	0.6
Income tax expense	1,271	1,320	(3.7)		5,812	5,317	9.3
Net income	$2,723	$3,886	(29.9)		$15,368	$15,730	(2.3)

Return on average assets	0.36%	0.82%	(46	)bp	0.66%	0.92%	(26	)bp
Return on average assets excluding merger expenses - Non-GAAP (2)	1.35	0.82	53		1.03	0.92	11
Return on average equity	3.59	7.82	(423)		6.86	7.95	(109)
Return on average tangible equity - Non-GAAP (1), (2)	13.88	8.88	500		11.34	9.04	230
Net interest margin	2.87	3.08	(21)		2.94	3.27	(33)
Efficiency ratio - GAAP	91.19	62.79	2,840		73.18	60.62	1,256
Efficiency ratio - Non-GAAP (1), (2)	60.13	61.91	(178)		61.15	59.97	118

PER SHARE DATA
Basic and diluted net income per common share	$0.16	$0.32	(50.0)%		$1.17	$1.27	(7.9)%

Dividends paid per common share	$0.12	$0.12	—		$0.48	$0.48	—
Book value per common share at period end	17.71	16.55	7.0
Tangible book value per common share at period end - Non-GAAP (1)	14.12	14.92	(5.4)
Market value at period end	20.85	14.60	42.8
Market range:
High	23.19	15.12	53.4		23.19	17.56	32.1
Low	17.50	10.25	70.7		12.99	7.63	70.2

AVERAGE BALANCE SHEET DATA
Loans	$1,887,126	$1,430,013	32.0%		$1,568,468	$1,368,887	14.6%
Investment securities	468,724	179,801	160.7		329,890	138,391	138.4
Earning assets	2,842,097	1,780,854	59.6		2,185,123	1,611,004	35.6
Assets	3,037,262	1,880,449	61.5		2,317,597	1,709,997	35.5
Deposits	2,547,151	1,646,980	54.7		2,015,624	1,487,921	35.5
Stockholders' equity	301,095	197,591	52.4		224,055	197,969	13.2

CREDIT QUALITY DATA
Net (recoveries) charge-offs	$(142)	$(61)	(132.8)%		$(414)	$519	(179.8)%

Nonaccrual loans	$2,786	$5,455	(48.9)
Loans 90 days past due and still accruing	508	804	(36.8)
Other real estate owned	532	—	—
Total nonperforming assets	3,826	6,259	(38.9)
Accruing troubled debt restructurings (TDRs) excluding acquired	5,667	6,997	(19.0)
Total nonperforming assets and accruing TDRs excluding acquired	$9,493	$13,256	(28.4)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.13%	10.09%	4	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.25	9.18	(93)

Annualized net (recoveries) charge-offs to average loans	(0.03)	(0.02)	(1)		(0.03)%	0.04%	(7	)bp

Allowance for credit losses as a percent of:
Period-end loans (3)	0.66	0.95	(29)
Period-end loans (4)	0.96	1.09	(13)
Nonaccrual loans	500.50	254.59	246
Nonperforming assets	364.45	221.89	143
Accruing TDRs excluding acquired	246.06	198.49	48
Nonperforming assets and accruing TDRs excluding acquired	146.89	104.77	42

As a percent of total loans:
Nonaccrual loans	0.13	0.38	(25)
Accruing TDRs excluding acquired	0.27	0.48	(21)
Nonaccrual loans and accruing TDRs excluding acquired	0.40	0.86	(46)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.18	0.43	(25)
Nonperforming assets and accruing TDRs excluding acquired	0.45	0.91	(46)

As a percent of total assets:
Nonaccrual loans	0.08	0.28	(20)
Nonperforming assets	0.11	0.32	(21)
Accruing TDRs excluding acquired	0.16	0.36	(20)
Nonperforming assets and accruing TDRs excluding acquired	0.27	0.68	(41)

(1)	See the reconciliation table that begins on page 14 of 15.
(2)	This ratio excludes merger related expenses (Non-GAAP).
(3)	As of December 31, 2021 and December 31, 2020, these ratios included all loans held for investment, including PPP loans of $27.6 million and $122.8 million, respectively.
(4)	As of December 31, 2021 and December 31, 2020, these ratios exclude PPP loans, acquired loans and the associated purchase discount mark on the acquired loans from both Severn and Northwest.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

			December 31, 2021
	December 31,	December 31,	compared to
	2021	2020	December 31, 2020
ASSETS
Cash and due from banks	$16,919	$16,666	1.5%
Interest-bearing deposits with other banks	566,694	170,251	232.9
Cash and cash equivalents	583,613	186,917	212.2

Investment securities available for sale (at fair value)	116,982	139,568	(16.2)
Investment securities held to maturity (at amortized cost)	404,594	65,706	515.8
Equity securities, at fair value	1,372	1,395	(1.6)
Restricted securities	4,159	3,626	14.7

Loans held for sale, at fair value	36,427	-	—

Loans	2,119,175	1,454,256	45.7
Less: allowance for credit losses	(13,944)	(13,888)	0.4
Loans, net	2,105,231	1,440,368	46.2

Premises and equipment, net	51,624	24,924	107.1
Goodwill	63,421	17,518	262.0
Other intangible assets, net	7,535	1,719	338.3
Other real estate owned, net	532	—	—
Mortgage servicing rights	4,087	—	—
Right of use assets, net	11,370	4,795	137.1
Other assets	69,469	46,779	48.5
Total assets	$3,460,416	$1,933,315	79.0

LIABILITIES
Noninterest-bearing deposits	$1,059,963	$509,091	108.2
Interest-bearing deposits	1,966,273	1,191,614	65.0
Total deposits	3,026,236	1,700,705	77.9

Securities sold under retail repurchase agreements	4,143	1,050	294.6
Advances from FHLB - short-term	—	—	—
Advances from FHLB - long-term	10,135	—	—
Subordinated debt	42,762	24,429	75.0
Total borrowings	57,040	25,479

Lease liabilities	11,567	4,874	137.3
Accrued expenses and other liabilities	14,880	7,238	105.6
Total liabilities	3,109,723	1,738,296	78.9

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	198	118	67.8
Additional paid in capital	200,473	52,167	284.3
Retained earnings	149,966	141,205	6.2
Accumulated other comprehensive income	56	1,529	(96.3)
Total stockholders' equity	350,693	195,019	79.8
Total liabilities and stockholders' equity	$3,460,416	$1,933,315	79.0

Period-end common shares outstanding	19,808	11,783	68.1
Book value per common share	$17.71	$16.55	7.0

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Year Ended
	December 31,			December 31,
	2021	2020	% Change	2021	2020	% Change
INTEREST INCOME
Interest and fees on loans	$20,564	$14,541	41.4%	$64,795	$56,420	14.8%
Interest on investment securities:
Taxable	1,663	910	82.7	5,006	2,997	67.0
Interest on deposits with other banks	169	44	284.1	368	260	41.5
Total interest income	22,396	15,495	44.5	70,169	59,677	17.6

INTEREST EXPENSE
Interest on deposits	1,272	1,355	(6.1)	4,461	6,440	(30.7)
Interest on short-term borrowings	3	1	200.0	8	5	60.0
Interest on long-term borrowings	482	374	28.9	1,570	635	—
Total interest expense	1,757	1,730	1.6	6,039	7,080	(14.7)

NET INTEREST INCOME	20,639	13,765	49.9	64,130	52,597	21.9
Provision for credit losses	(1,723)	1,050	(264.1)	(358)	3,900	(109.2)

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	22,362	12,715	75.9	64,488	48,697	32.4

NONINTEREST INCOME
Service charges on deposit accounts	1,234	782	57.8	3,396	2,839	19.6
Trust and investment fee income	522	439	18.9	1,881	1,558	20.7
Gains on sales and calls of investment securities	—	—	—	2	347	—
Interchange credits	1,043	837	24.6	3,964	3,006	—
Mortgage-banking revenue	948	—	—	948	—	—
Title Company revenue	247	—	—	247	—	—
Other noninterest income	1,135	989	14.8	3,060	2,999	2.0
Total noninterest income	5,129	3,047	68.3	13,498	10,749	25.6

NONINTEREST EXPENSE
Salaries and wages	7,727	4,366	77.0	21,222	14,935	42.1
Employee benefits	2,271	1,715	32.4	7,262	6,461	12.4
Occupancy expense	1,263	745	69.5	3,690	2,919	26.4
Furniture and equipment expense	385	366	5.2	1,553	1,224	26.9
Data processing	1,487	1,093	36.0	5,001	4,288	16.6
Directors' fees	170	118	44.1	620	504	23.0
Amortization of intangible assets	381	126	202.4	734	533	37.7
FDIC insurance premium expense	362	138	162.3	1,015	485	109.3
Other real estate owned expenses, net	(2)	38	(105.3)	4	56	(92.9)
Legal and professional fees	150	662	(77.3)	1,742	2,296	(24.1)
Merger related expenses	7,615	—	—	8,530	—	—
Other noninterest expenses	1,688	1,189	42.0	5,433	4,698	15.6
Total noninterest expense	23,497	10,556	122.6	56,806	38,399	47.9

Income before income taxes	3,994	5,206	(23.3)	21,180	21,047	0.6
Income tax expense	1,271	1,320	(3.7)	5,812	5,317	9.3

NET INCOME	$2,723	$3,886	(29.9)	$15,368	$15,730	(2.3)

Weighted average shares outstanding - basic	17,180	12,004	43.1	13,119	12,380	6.0
Weighted average shares outstanding - diluted	17,180	12,005	43.1	13,119	12,381	6.0

Basic and diluted net income per common share	$0.16	$0.32	(50.0)	$1.17	$1.27	(7.9)

Dividends paid per common share	0.12	0.12	—	0.48	0.48	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2021		2020		2021		2020
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,887,126	4.33%	$1,430,013	4.05%	$1,568,468	4.14%	$1,368,887	4.13%
Investment securities
Taxable	468,724	1.42	179,801	2.02	329,890	1.52	138,391	2.16
Interest-bearing deposits	486,247	0.14	171,040	0.10	286,765	0.13	103,726	0.25
Total earning assets	2,842,097	3.11%	1,780,854	3.47%	2,185,123	3.21%	1,611,004	3.71%
Cash and due from banks	22,625		17,268		19,838		18,042
Other assets	188,399		95,684		127,704		92,575
Allowance for credit losses	(15,859)		(13,357)		(15,068)		(11,624)
Total assets	$3,037,262		$1,880,449		$2,317,597		$1,709,997

Interest-bearing liabilities
Demand deposits	$494,081	0.14%	$420,582	0.18%	$450,399	0.14%	$343,848	0.26%
Money market and savings deposits	925,301	0.28	459,237	0.20	675,979	0.21	434,781	0.27
Certificates of deposit $100,000 or more	174,268	0.49	128,642	1.45	144,209	0.84	129,150	1.70
Other time deposits	173,975	0.50	145,795	1.27	151,429	0.78	148,823	1.46
Interest-bearing deposits	1,767,625	0.29	1,154,256	0.47	1,422,016	0.31	1,056,602	0.61
Securities sold under retail repurchase
agreements and federal funds purchased	3,972	0.30	1,101	0.36	3,017	0.27	1,484	0.34
Advances from FHLB - long-term	6,630	2.21	—	—	1,671	0.48	3,934	2.87
Subordinated debt	36,589	5.12	24,420	6.09	27,528	5.70	8,617	6.06
Total interest-bearing liabilities	1,814,816	0.38%	1,179,777	0.58%	1,454,232	0.42%	1,070,637	0.66%
Noninterest-bearing deposits	779,526		492,724		593,608		431,319
Accrued expenses and other liabilities	141,825		10,357		45,702		10,072
Stockholders' equity	301,095		197,591		224,055		197,969
Total liabilities and stockholders' equity	$3,037,262		$1,880,449		$2,317,597		$1,709,997

Net interest spread		2.73%		2.89%		2.79%		3.05%
Net interest margin		2.87%		3.08%		2.94%		3.27%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	Q4 2021		Q4 2021
	2021	2021	2021	2021	2020	compared to		compared to
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2021		Q4 2020
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$20,652	$15,623	$14,141	$13,836	$13,799	32.2%		49.7%
Less: Taxable-equivalent adjustment	13	34	38	36	34	(61.8)		(61.8)
Net interest income	20,639	15,589	14,103	13,800	13,765	32.4		49.9
Provision for credit losses	(1,723)	290	650	425	1,050	(694.1)		(264.1)
Noninterest income	5,129	2,909	2,903	2,557	3,047	76.3		68.3
Noninterest expense	23,497	11,934	10,876	10,499	10,556	96.9		122.6
Income before income taxes	3,994	6,274	5,480	5,433	5,206	(36.3)		(23.3)
Income tax expense	1,271	1,657	1,449	1,435	1,320	(23.3)		(3.7)
Net income	$2,723	$4,617	$4,031	$3,998	$3,886	(41.0)		(29.9)

Return on average assets	0.36%	0.84%	0.78%	0.82%	0.82%	(48	)bp	(46	)bp
Return on average assets excluding merger expenses - Non-GAAP (2)	1.35	0.94	0.86	0.82	0.82	41		53
Return on average equity	3.59	9.12	8.19	8.28	7.82	(553)		(423)
Return on average tangible equity - Non-GAAP(1)	13.88	11.12	9.89	9.40	8.88	276		500
Net interest margin	2.87	2.99	2.91	3.00	3.08	(12)		(21)
Efficiency ratio - GAAP	91.19	64.52	63.95	64.19	62.79	2,667		2,840
Efficiency ratio - Non-GAAP (1), (2)	60.13	60.92	60.90	63.28	61.91	(79)		(178)

PER SHARE DATA
Basic and diluted net income per common share	$0.16	$0.39	$0.34	$0.34	$0.32	(59.0)%		(50.0)%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	17.71	17.15	16.91	16.69	16.55	3.3		7.0
Tangible book value per common share at period end - Non-GAAP (1)	14.12	15.55	15.29	15.06	14.92	(9.2)		(5.4)
Market value at period end	20.85	17.73	16.75	17.02	14.60	17.6		42.8
Market range:
High	23.19	18.00	18.01	18.10	15.12	28.8		53.4
Low	17.50	16.35	16.10	12.99	10.25	7.0		70.7

AVERAGE BALANCE SHEET DATA
Loans	$1,887,126	$1,487,281	$1,444,684	$1,450,883	$1,430,013	26.9%		32.0%
Investment securities	468,724	334,205	286,121	227,816	179,801	40.3		160.7
Earning assets	2,842,097	2,071,505	1,949,509	1,867,930	1,780,854	37.2		59.6
Assets	3,037,262	2,184,448	2,061,214	1,975,951	1,880,449	39.0		61.5
Deposits	2,547,151	1,943,225	1,822,148	1,742,666	1,646,980	31.1		54.7
Stockholders' equity	301,095	200,881	197,532	195,791	197,591	49.9		52.4

CREDIT QUALITY DATA
Net (recoveries) charge-offs	$(142)	$(147)	$(125)	$—	$(61)	3.4%		(132.8)%

Nonaccrual loans	$2,786	$3,457	$3,947	$4,880	$5,455	(19.4)		(48.9)
Loans 90 days past due and still accruing	508	748	752	1,188	804	(32.1)		(36.8)
Other real estate owned	532	203	203	205	—	162.1		100.0
Total nonperforming assets	$3,826	$4,408	$4,902	$6,273	$6,259	(13.2)		(38.9)

Accruing troubled debt restructurings (TDRs) excluding acquired	$5,667	$5,750	$6,338	$6,456	$6,997	(1.4)		(19.0)

Total nonperforming assets and accruing TDRs	$9,493	$10,158	$11,240	$12,729	$13,256	(6.5)		(28.4)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.13%	8.92%	9.37%	9.61%	10.09%	121	bp	4	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.25	8.15	8.55	8.76	9.18	10		(93)

Annualized net (recoveries) charge-offs to average loans	(0.03)	(0.04)	(0.03)	—	(0.02)	1		(1)

Allowance for credit losses as a percent of:
Period-end loans (3)	0.66	1.04	1.02	0.98	0.95	(38)		(29)
Period-end loans (4)	0.96	1.10	1.12	1.11	1.09	(14)		(13)
Nonaccrual loans	500.50	449.09	382.27	293.30	254.59	5,141		246
Nonperforming assets	364.45	352.20	307.79	228.17	221.89	1,225		143
Accruing TDRs excluding acquired	246.06	270.00	238.06	221.70	198.49	(2,394)		48
Nonperforming assets and accruing TDRs excluding acquired	146.89	152.84	134.23	112.44	104.77	(595)		42

As a percent of total loans:
Nonaccrual loans	0.13	0.23	0.27	0.33	0.38	(10)		(25)
Accruing TDRs excluding acquired	0.27	0.38	0.43	0.44	0.48	(11)		(21)
Nonaccrual loans and accruing TDRs excluding acquired	0.40	0.62	0.70	0.78	0.86	(22)		(46)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.18	0.29	0.33	0.43	0.43	(11)		(25)
Nonperforming assets and accruing TDRs excluding acquired	0.45	0.68	0.76	0.87	0.91	(23)		(46)

As a percent of total assets:
Nonaccrual loans	0.08	0.15	0.19	0.24	0.28	(7)		(20)
Nonperforming assets	0.11	0.19	0.23	0.31	0.32	(8)		(21)
Accruing TDRs excluding acquired	0.16	0.25	0.30	0.32	0.36	(9)		(20)
Nonperforming assets and accruing TDRs excluding acquired	0.27	0.44	0.53	0.63	0.68	(17)		(41)

(1)	See the reconciliation table that begins on page 14 of 15.
(2)	This ratio excludes merger related expenses (Non-GAAP).
(3)	Includes all loans held for investment, including PPP loan balances for all periods shown.
(4)	For all periods shown, these ratios exclude PPP loans, acquired loans and the associated purchase discount mark on the acquired loans from both Severn and Northwest.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q4 2021	Q4 2021
						compared to	compared to
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2021	Q4 2020
INTEREST INCOME
Interest and fees on loans	$20,564	$15,484	$14,381	$14,366	$14,541	32.8%	41.4%
Interest on investment securities:
Taxable	1,663	1,318	1,095	931	910	26.2	82.7
Interest on deposits with other banks	169	97	55	47	44	74.2	284.1
Total interest income	22,396	16,899	15,531	15,344	15,495	32.5	44.5

INTEREST EXPENSE
Interest on deposits	1,272	949	1,056	1,184	1,355	34.0	(6.1)
Interest on short-term borrowings	3	2	2	1	1	50.0	200.0
Interest on long-term borrowings	482	359	370	359	374	34.3	28.9
Total interest expense	1,757	1,310	1,428	1,544	1,730	34.1	1.6

NET INTEREST INCOME	20,639	15,589	14,103	13,800	13,765	32.4	49.9
Provision for credit losses	(1,723)	290	650	425	1,050	(694.1)	(264.1)

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	22,362	15,299	13,453	13,375	12,715	46.2	75.9

NONINTEREST INCOME
Service charges on deposit accounts	1,234	805	683	674	782	53.3	57.8
Trust and investment fee income	522	477	475	407	439	9.4	18.9
Gains on sales and calls of investment securities	—	2	—	—	—	(100.0)	—
Interchange credits	1,043	1,016	1,036	869	837	2.7	24.6
Mortgage-banking revenue	948	—	—	—	—	—	—
Title Company revenue	247	—	—	—	—	—	—
Other noninterest income	1,135	609	709	607	989	86.4	14.8
Total noninterest income	5,129	2,909	2,903	2,557	3,047	76.3	68.3

NONINTEREST EXPENSE
Salaries and wages	7,727	5,091	4,262	4,142	4,366	51.8	77.0
Employee benefits	2,271	1,654	1,493	1,844	1,715	37.3	32.4
Occupancy expense	1,263	843	770	814	745	49.8	69.5
Furniture and equipment expense	385	449	412	307	366	(14.3)	5.2
Data processing	1,487	1,170	1,217	1,127	1,093	27.1	36.0
Directors' fees	170	147	154	149	118	15.6	44.1
Amortization of intangible assets	381	107	120	126	126	256.1	202.4
FDIC insurance premium expense	362	245	223	185	138	47.8	162.3
Other real estate owned expenses, net	(2)	4	1	1	38	(150.0)	(105.3)
Legal and professional fees	150	428	648	516	662	(65.0)	(77.3)
Merger related expenses	7,615	538	377	—	—	1,315.4	—
Other noninterest expenses	1,688	1,258	1,199	1,288	1,189	34.2	42.0
Total noninterest expense	23,497	11,934	10,876	10,499	10,556	96.9	122.6

Income before income taxes	3,994	6,274	5,480	5,433	5,206	(36.3)	(23.3)
Income tax expense	1,271	1,657	1,449	1,435	1,320	(23.3)	(3.7)

NET INCOME	$2,723	$4,617	$4,031	$3,998	$3,886	(41.0)	(29.9)

Weighted average shares outstanding - basic	17,180	11,752	11,752	11,745	12,004	46.2	43.1
Weighted average shares outstanding - diluted	17,180	11,752	11,754	11,747	12,005	46.2	43.1

Basic and diluted net income per common share	$0.16	$0.39	$0.34	$0.34	$0.32	(59.0)	(50.0)

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q4 2021	Q4 2021
											compared to	compared to
	Q4 2021		Q3 2021		Q2 2021		Q1 2021		Q4 2020		Q3 2021	Q4 2020
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,887,126	4.33%	$1,487,281	4.14%	$1,444,684	4.00%	$1,450,883	4.03%	$1,430,013	4.05%	26.9%	32.0%
Investment securities
Taxable	468,724	1.42	334,205	1.58	286,121	1.53	227,816	1.63	179,801	2.02	40.3	160.7
Interest-bearing deposits	486,247	0.14	250,019	0.15	218,704	0.10	189,231	0.10	171,040	0.10	94.5	184.3
Total earning assets	2,842,097	3.11%	2,071,505	3.24%	1,949,509	3.20%	1,867,930	3.34%	1,780,854	3.47%	37.2	59.6
Cash and due from banks	22,625		19,453		16,908		19,245		17,268		16.3	31.0
Other assets	188,399		108,989		109,457		103,010		95,684		72.9	96.9
Allowance for credit losses	(15,859)		(15,499)		(14,660)		(14,234)		(13,357)		2.3	18.7
Total assets	$3,037,262		$2,184,448		$2,061,214		$1,975,951		$1,880,449		39.0	61.5

Interest-bearing liabilities
Demand deposits	$494,081	0.14%	$462,950	0.14%	$405,473	0.13%	$438,340	0.14%	$420,582	0.18%	6.7	17.5
Money market and savings deposits	925,301	0.28	644,330	0.18	605,202	0.17	510,881	0.18	459,237	0.20	43.6	101.5
Certificates of deposit $100,000 or more	174,268	0.49	136,059	0.71	135,376	1.04	130,745	1.26	128,642	1.45	28.1	35.5
Other time deposits	173,975	0.50	142,777	0.68	143,821	0.90	144,919	1.10	145,795	1.27	21.9	19.3
Interest-bearing deposits	1,767,625	0.29	1,386,116	0.27	1,289,872	0.33	1,224,885	0.39	1,154,256	0.47	27.5	53.1
Securities sold under retail repurchase agreements
and federal funds purchased	3,972	0.30	2,718	0.29	3,123	0.26	2,238	0.18	1,101	0.36	46.1	260.8
Advances from FHLB - long-term	6,630	2.21	—	—	—	—	—	—	—	—	100.0	100.0
Subordinated debt	36,589	5.12	24,504	5.81	24,474	6.06	24,443	5.96	24,420	6.09	49.3	49.8
Total interest-bearing liabilities	1,814,816	0.38%	1,413,338	0.37%	1,317,469	0.43%	1,251,566	0.50%	1,179,777	0.58%	28.4	53.8
Noninterest-bearing deposits	779,526		557,109		532,276		517,781		492,724		39.9	58.2
Accrued expenses and other liabilities	141,825		13,120		13,937		10,813		10,357		981.0	1,269.4
Stockholders' equity	301,095		200,881		197,532		195,791		197,591		49.9	52.4
Total liabilities and stockholders' equity	$3,037,262		$2,184,448		$2,061,214		$1,975,951		$1,880,449		39.0	61.5

Net interest spread		2.73%		2.87%		2.77%		2.84%		2.89%
Net interest margin		2.87%		2.99%		2.91%		3.00%		3.08%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	12/31/2021	12/31/2020
The following reconciles return on average equity and return on average tangible equity (Note 1):

Net Income	$2,723	$4,617	$4,031	$3,998	$3,886	$15,368	$15,730
Net Income - annualized (A)	$10,803	$18,317	$16,168	$16,214	$15,460	$15,368	$15,730

Net income, excluding net amortization of intangible assets
and merger related expenses	$8,688	$5,098	$4,402	$4,092	$3,980	$22,279	$16,128
Net income, excluding net amortization of intangible assets and merger related expenses - annualized (B)	$34,469	$20,226	$17,656	$16,595	$15,833	$22,279	$16,128

Average stockholders' equity (C)	$301,095	$200,881	$197,532	$195,791	$197,591	$224,055	$197,969
Less: Average goodwill and other intangible assets	(52,692)	(18,942)	(19,053)	(19,178)	(19,304)	(27,535)	(19,498)
Average tangible equity (D)	$248,403	$181,939	$178,479	$176,613	$178,287	$196,520	$178,471

Return on average equity (GAAP) (A)/(C)	3.59%	9.12%	8.19%	8.28%	7.82%	6.86%	7.95%
Return on average tangible equity (Non-GAAP) (B)/(D)	13.88%	11.12%	9.89%	9.40%	8.88%	11.34%	9.04%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):

Noninterest expense (E)	$23,497	$11,934	$10,876	$10,499	$10,556	$56,806	$38,399
Less: Amortization of intangible assets	(381)	(107)	(120)	(126)	(126)	(734)	(533)
Merger Expenses	(7,615)	(538)	(377)	—	—	(8,530)	—
Adjusted noninterest expense (F)	$15,501	$11,289	$10,379	$10,373	$10,430	$47,542	$37,866

Net interest income (G)	20,639	15,589	14,103	13,800	13,765	64,130	52,597
Add: Taxable-equivalent adjustment	13	34	38	36	34	121	141
Taxable-equivalent net interest income (H)	$20,652	$15,623	$14,141	$13,836	$13,799	$64,251	$52,738

Noninterest income (I)	$5,129	$2,909	$2,903	$2,557	$3,047	$13,498	10,749
Less: Investment securities (gains)	—	(2)	—	—	—	(2)	(347)
Adjusted noninterest income (J)	$5,129	$2,907	$2,903	$2,557	$3,047	$13,496	$10,402

Efficiency ratio (GAAP) (E)/(G)+(I)	91.19%	64.52%	63.95%	64.19%	62.79%	73.18%	60.62%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	60.13%	60.92%	60.90%	63.28%	61.91%	61.15%	59.97%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$350,693	$201,607	$198,682	$196,104	$195,019
Less: Goodwill and other intangible assets	(70,956)	(18,883)	(18,991)	(19,111)	(19,237)
Tangible equity (M)	$279,737	$182,724	$179,691	$176,993	$175,782

Shares outstanding (N)	19,808	11,752	11,752	11,752	11,783

Book value per common share (GAAP) (L)/(N)	$17.71	$17.15	$16.91	$16.69	$16.55
Tangible book value per common share (Non-GAAP) (M)/(N)	$14.12	$15.55	$15.29	$15.06	$14.92

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$350,693	$201,607	$198,682	$196,104	$195,019
Less: Goodwill and other intangible assets	(70,956)	(18,883)	(18,991)	(19,111)	(19,237)
Tangible equity (P)	$279,737	$182,724	$179,691	$176,993	$175,782

Assets (Q)	$3,460,416	$2,260,774	$2,120,260	$2,039,631	$1,933,315
Less: Goodwill and other intangible assets	(70,956)	(18,883)	(18,991)	(19,111)	(19,237)
Tangible assets (R)	$3,389,460	$2,241,891	$2,101,269	$2,020,520	$1,914,078

Period-end equity/assets (GAAP) (O)/(Q)	10.13%	8.92%	9.37%	9.61%	10.09%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	8.25%	8.15%	8.55%	8.76%	9.18%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.